brf



BRF

3Q13 RESULTS

The results of the third quarter and the first nine months of 2013 consolidate the Companies of BRF S.A..

All statements contained herein with regard to the Company's business prospects, projected results and the potential growth of its business are mere forecasts, based on local management expectations in relation to the Company's future performance. Dependent as they are on market shifts and on the overall performance of the Brazilian economy and the sector and international markets, such estimates are subject to changes.

On July 13 2011, the Administrative Council for Economic Defense – CADE approved the Association between BRF and Sadia S.A., conditional on compliance with the provisions contained in the Performance Agreement – TCD, which was also signed on the same date. The document with respect to this agreement is available in the website: www.brf-br.com/ir


3Q13 RESULTS

3Q13 RESULTS HIGHLIGHTS

NET SALES	R$ 7.6 billion with a growth of 5.4% in relation to 3Q12 and 0.7% against 2Q13
GROSS MARGIN	reached 25.2% in 3Q13, a growth of 4.0 p.p. in relation to 3Q12 and 0.3 p.p. compared to 2Q13
ADJUSTED EBITDA	reached R$ 911 million, an increase of 61.2%, equivalent to an adjusted EBITDA margin of 12.0% against 7.9% in 3Q12
NET INCOME	reached R$ 287 million and net margin, 3.8% against 1.3% in 3Q12

OPERATIONAL HIGHLIGHTS 3Q13

- Announcement of **BRF's new Organizational Structure**
- Announcement of the **Acceleration Plan** which, if achieved, should result in an increase of up to **R$ 1.9 billion in the Operating Result** as from **2016**
- Renewal of Sadia brand's **sponsorship agreement with the Brazilian Judo Confederation (CBJ)** and the announcement of the **sponsorship of the Brazilian Football Confederation (CBF)**
- BRF is a component of the new **UN Global Compact Index as well being part of the DJSI Emerging Markets Stock Index** for the second consecutive year

OPERATING PROFIT EVOLUTION
9M13 vs 9M12
R$ million


+91.9%
781
344
373
1,498
DM 267
FS 16
Dairy 90
9M12 EBIT
Export Market
Brazil (DM, FS, Dairy)
9M13 EBIT

3Q13 RESULTS
R$ million

GROSS PROFIT


Δ:+25.3%
+4.0pp
Δ:+1.9%
+0.3pp
1,526
1,877
1,912
21.2%
24.9%
25.2%
3Q12
2Q13
3Q13


Δ:+25.9%
+3.2pp
4,359
5,486
21.4%
24.6%
9M12
9M13

3Q13 RESULTS
R$ million

EBIT


Δ:+100.1%
+2.9pp
Δ: -7.6%
-0.6pp
503
464
232
6.7%
6.1%
3.2%
3Q12
2Q13
3Q13


Δ:+91.9%
+2.9pp
1,498
781
3.8%
6.7%
9M12
9M13

3Q13 RESULTS
R$ million

ADJUSTED EBITDA



Δ:+61.2%
+4.1pp
Δ:+0.1%
+0.1pp
565
910
911
7.9%
12.1%
12.0%
3Q12
2Q13
3Q13
Δ:+60.8%
+3.8pp
1,662
2,673
8.2%
12.0%
9M12
9M13

3Q13 RESULTS
R$ million

NET INCOME



Δ:+215.8%
+2.5pp
Δ:+37.7%
+1.0pp
91
1.3%
208
2.8%
287
3.8%
3Q12
2Q13
3Q13
Δ:+241.0%
+2.6pp
250
1.2%
854
3.8%
9M12
9M13

NET SALES EVOLUTION

R$ million



5.4%
volume -10.5%
price/mix +17.7%
7,193
8,146
7,209
7,525
7,578
3Q12
4Q12
1Q13
2Q13
3Q13
9.5%
volume -7.2%
price/mix +18.1%
20,372
22,313
9M12
9M13

ADJUSTED EBITDA*
R$ million



Δ:+61.2%
+4.1pp
565
1,018
853
910
911
7.9%
12.5%
11.8%
12.1%
12.0%
3Q12
4Q12
1Q13
2Q13
3Q13
Adjusted EBITDA
Adjusted EBITDA Margin

*Adjusted EBITDA doesn't contemplate other operational results

NET SALES BREAKDOWN (%) 3Q13

BY PRODUCT – 3Q13



4.9%
Food Services
3.0%
Other Sales
10.0%
Dairy
31.3%
Poultry
40.9%
Processed
9.9%
Pork/Beef

BY MARKET – 3Q13



56.3%
Domestic Market
43.7%
Export Market

COST OF GOODS SOLD (COGS)

COGS/sales VOLUME
(R$/kg)


+11.7%
3.55
3.79
3.81
3.71
3.97
3Q12
4Q12
1Q13
2Q13
3Q13

SALES, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A)

R$ million



1,197
1,315
1,105
1,259
1,291
16.6%
16.1%
15.3%
16.7%
17.0%
3Q12
4Q12
1Q13
2Q13
3Q13
% SG&A / Net Sales

FINANCIAL POSITION


LIQUIDITY
(Cash & Cash Equivalents)
R$ Billion
3.3
1.0
2.3
3Q12
3.8
1.0
2.8
4Q12
3.2
1.0
2.2
1Q13
3.8
1.1
2.7
2Q13
4.0
1.1
2.9
3Q13
Cash & Cash Eq.
Revolving Credit


NET DEBT
R$ Billion
10.2
6.2
4.0
Gross Debt
2.9
2.1
0.8
Cash & Cash Eq.
7.2
4.1
3.1
Net Debt*
R$
Foreign Exchange

* Including hedge positions

FINANCIAL POSITION

COSTS, TERMS AND PROFILE

	R$	US$	TOTAL
Average Cost (Annual)	6.19%	5.29%	
Average Term (Years)	2.2	6.8	4.9



3% Others
13% Rural
15% Trade Finance
52% Capital Market
17% BNDES and others

DEBT MATURITY SCHEDULE

R$ million

2013	2014	2015	2016	2017 on	TOTAL
700	1,959	341	251	6,561	9,813

→ 302 (rural credit)

FINANCIAL LEVERAGE
R$ million



7,125
7,018
7,152
7,423
7,196
2.76
2.62
2.38
2.22
1.95
Net Debt
Net Debt / Adjusted EBITDA
3Q12
4Q12
1Q13
2Q13
3Q13
EXCHANGE RATE*
R$ 2.03
R$ 2.04
R$ 2.01
R$ 2.22
R$ 2.23

- Reduction in leverage given the improvement in both operating performance and also capex/working capital discipline in spite of currency devaluation

* Exchange Rate of the last day of each quarter

FINANCIAL LEVERAGE – ANNUAL
R$ million



4,193
3,634
5,408
7,018
7,196
3.60
1.40
1.67
2.62
1.95
Net Debt
Net Debt / Adjusted EBITDA
2009
2010
2011
2012
2013
EXCHANGE RATE*
R$ 1.74
R$ 1.67
R$ 1.88
R$ 2.04
R$ 2.23

* Exchange Rate of the last day of each year

INVESTMENTS 9M13
R$ million

TOTAL INVESTMENTS 9M13	
Biological Assets	R$ 382
Leasing* ("L")	R$ 127
Acquisitions/others	R$ 135
CAPEX (excl. "L")	R$ 746
TOTAL	**R$ 1,390**

→

R$ 500	
GUIDANCE 2013	
R$ 1,500	
R$ 2,000	

** L = related to "built to suit" projects of the Distribuition Center (DC) of Salvador and the administrative office of Curitiba*



517
224
132
135
382
Growth
Support
Efficiency
Acquisitions /Others
Biological Assets

CAPEX: R$ 1,008 million

FREE CASH FLOW EVOLUTION

FCF (EBITDA – Change in Working Capital - Capex)



R$ MM
338
290
(117)
(311)
83
(221)
55
198
69
365
518
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13

9M13 LAUNCHES

TOTAL 9M13: 169 LAUNCHES


Sadia
Arroz e Mais


Sadia
Arroz e Mais


Sadia
Hambúrguer sabor Picanha

DOMESTIC MARKET

54 New SKUs

FOOD SERVICE

21 New SKUs

DAIRY

20 New SKUs

EXPORT MARKET

74 New SKUs


TALHARIM


CAPELETTI


Pizzeria


Pizzeria
Sadia

DOMESTIC MARKET– TRENDS

BRF BECOMES A **LEADER** IN THE **READY-TO-EAT MEALS** CATEGORY AND OFFERS A **COMPETITIVE ADVANTAGE** IN RELATION TO THE COMPETITION

Launch of new products to expand the portfolio, reposition the brands and categories and add value:

- New “Sadia Beef Rump Steak Hamburger”
- Launch of the “Rice and More” category
- Innovation in the pizza market with the “Pizzeria” line


Pizzeria
Sadia

MARKET SHARE (VALUE)



53.7%
62.6%
59.4%
53.5%
56.2%
10.7%
Specialty Meat
Frozen Processed Meat
Pastas
Pizzas
Margarines
Dairy Products

Pizzas and Margarines: basis jul/aug
Other categories: basis jun/jul
Source: AC Nielsen



DOMESTIC MARKET

DOMESTIC MARKET NET SALES 9M

R$ million

DOMESTIC MARKET NET SALES 9M13

+3.9%
- volume -11.8%
- price/mix +17.9%



9,037
9,392
9M12
9M13

TCD ADJUSTED DOMESTIC MARKET NET SALES

Excluding net sales of divested assets and suspended categories in 9M12

+21.1%
- volume +2.7%
- price/mix +17.9%



7,758
9,392
9M12
9M13

DOMESTIC MARKET

GROWTH


Net Sales
Volume
Price/mix
3.4%
3.2%
-16.3%
-5.9%
23.6%
9.7%
3Q13 vs 3Q12
3Q13 vs 2Q13

- Improvement in portfolio with greater value added and the passing on of inflation
- Volumes impacted by weaker consumption

EBIT
(R$ million)


Δ:+49.5%
+2.6pp
Δ:+21.9%
+1.3pp
184
225
275
6.0%
7.3%
8.6%
3Q12
2Q13
3Q13



SHARE OF TOTAL NET SALES 9M13 42.0%

DOMESTIC MARKET

GROWTH



Net Sales
Volume
Price/mix
4.6%
3.8%
-6.1%
1.7%
11.3%
2.1%
3Q13 vs 3Q12
3Q13 vs 2Q13

EBIT

(R$ million)



Δ:+49.5%
+2.6pp
Δ:+21.9%
+1.3pp
184
225
275
6.0%
7.3%
8.6%
3Q12
2Q13
3Q13

- Improvement in portfolio with greater value added and the passing on of inflation
- Volumes impacted by weaker consumption



SHARE OF TOTAL NET SALES 9M13 42.0%


brf
EXPORT
MARKET

EXPORT MARKET

GROWTH


Net Sales
Volume
Price/mix
6.3%
-3.5%
-3.1%
-9.6%
9.7%
6.8%
3Q13 vs 3Q12
3Q13 vs 2Q13

EBIT

(R$ million)


Δ:+424.4%
+3.2pp
Δ:-40.5%
-2.4pp
24
0.8%
216
6.4%
128
4.0%
3Q12
2Q13
3Q13

- Prices benefited from currency devaluation in the period
- Recovery in margins due to the gradual improvement in the markets and decline in grain prices
- Operations interrupted at the ports of Santa Catarina in the final week of September delaying shipments and affecting volumes



SHARE OF TOTAL NET SALES 9M13 43.5%

EXPORT MARKET – 3Q13

MIDDLE EAST

- High whole-chicken inventory in the region
- Stagnation in average price

NET SALES
(R$ million)



-5.3%
1,116
1,057
3Q12
3Q13

Volume
3Q13 vs 3Q12:
-7.3%

EUROPE

- Gradual recovery in prices
- Macro scenario continues weak, impacting volumes
- Plusfood begins exports of breaded products to Middle East

NET SALES
(R$ million)



+6.4%
491
522
3Q12
3Q13

Volume
3Q13 vs 3Q12:
-10.9%

EXPORT MARKET – 3Q13

EURASIA

- Redirecting of pork volumes to the domestic market (Brazil)
- Recovery in pace of exports to the Ukraine in relation to 2Q13
- Good development of the Russian market thanks to available import quotas

NET SALES
(R$ million)



-14.4%
291
249
3Q12
3Q13

Volume
3Q13 vs 3Q12:
-33.7%

FAR EAST

- First shipment of pork to Japan in July
- Local inventory situation in Japan gradually normalizing
- The approaching of the Chinese New Year driving business and ramping up growth in revenue and in volumes

NET SALES
(R$ million)



+12.6%
581
654
3Q12
3Q13

Volume
3Q13 vs 3Q12:
+2.5%

EXPORT MARKET – 3Q13

AMERICAS

- Trade-marketing campaign in Chile which has favored consumption of processed products
- Implementation of the SAP system at Avex and Quickfood in 3Q13 with prospects for the capture of future synergies

NET SALES
(R$ million)



+46.6%
406
595
3Q12
3Q13

Volume
3Q13 vs 3Q12:
+31.2%

AFRICA

- Good performance in the run-up to year-end sales which has been reflected in increased volumes and revenues compared with 2Q13

NET SALES
(R$ million)



+4.5%
222
232
3Q12
3Q13

Volume
3Q13 vs 3Q12:
-4.1%



FOOD SERVICES

FOOD SERVICES

GROWTH



Net Sales
Volume
Price/mix
5.8%
4.0%
1.4%
5.6%
4.3%
-1.6%
3Q13 vs 3Q12
3Q13 vs 2Q13

EBIT
(R$ million)



Δ:-2.0%
-0.5pp
Δ:-26.6%
-3.0pp
27.4
36.6
26.8
7.7%
10.2%
7.2%
3Q12
2Q13
3Q13

- Slight deceleration in away-from-home eating
- Improvement in the Consumer Confidence Index at the quarter-end although Brazilian consumer continues cautious regarding consumption



SHARE OF TOTAL NET SALES 9M13 5.0%



DAIRY

DAIRY

GROWTH



Net Sales
Volume
Price/mix
9.8%
7.9%
0.3%
-16.0%
30.7%
7.6%
3Q13 vs 3Q12
3Q13 vs 2Q13

- UHT milk – pricing and adjustment in volume has contributed positively to margins
- Cost of milk collection at the farm has hit its historical maximum

EBIT

(R$ million)



+5.0pp
Δ:+39.0%
+1.0pp
-3.7
-0.5%
25
3.5%
34
4.5%
3Q12
2Q13
3Q13



SHARE OF TOTAL NET SALES 9M13 9.5%

Obrigado